Exhibit 21

CATELLUS DEVELOPMENT CORPORATION

SUBSIDIARIES AND AFFILIATES

Name of Subsidiary or Affiliate & Ownership	Jurisdiction of Entity
Catellus REIT, LLC	DE
Catellus Tracy, LLC	DE
Catellus Operating Limited Partnership (successor by merger to Catellus Development Corporation)	DE
ANT II, LLC	DE
Catellus Aberdeen, LLC	DE
Catellus Commercial Group, LLC	DE
CCG Ontario, LLC	DE
Catellus Fiber Optics, LLC	DE
Catellus Portfolio I, LLC	DE
Catellus RVL, LLC (f/k/a Catellus RVL, Inc., f/k/a RVL, Inc.)	DE
Catellus Third and King, L.L.C.	DE
CF Capital, LLC (f/k/a Plato REIT, LLC)	DE
Catellus Finance 1, LLC	DE
Harbor Drive Company, LLC (f/k/a Harbor Drive Company)	DE
International Rivercenter	LA
New Orleans International Hotel	LA
New Orleans Rivercenter	LA
Pacific Market Investment Company, LLC	CA
Mission Bay S26(a)/S28, LLC	DE
Santa Fe Towers Land Company, LLC (f/k/a Santa Fe Towers Land Company)	CA
Torrance Investment Company	CA
SF Pacific Properties, LLC (f/k/a SF Pacific Properties Inc.)	DE
Manteca Spreckels II, LLC
Port Reading-Carteret, LLC
Catellus Land and Development Corporation	DE
ANT, LLC	DE
Catellus Austin, LLC	DE
Catellus Bergstrom Business Center, LLC	DE
Catellus McKinney Falls, LLC	DE
Bergstrom Business Center, LP	DE
Bergstrom Partners, LP	DE
Catellus Construction Corporation (f/k/a Mission Bay Homes Corporation)	DE
Catellus Internationale Centre South, LLC	DE
Catellus Commercial Development Corporation (f/k/a Catellus Management Corporation)	DE
Catellus Plato, Inc.	DE
Catellus Prairie Glen, Inc.	DE
Catellus Residential Group, Inc.	CA
Bayport Alameda Associates, LLC	DE
Bridgecourt Partners	CA
East BayBridge Partners, LP	CA
Catellus BHC, LLC	DE
Catellus Residential Communities, Inc.	CA
Catellus Residential Construction, Inc.	DE
CRG Constructors, L.P.	DE
Catellus Residential Homes Corp 1, LLC	CA
Catellus Residential Land, LLC (f/k/a Catellus Finance Company)	DE
Catellus Residential Marbella, Inc.	CA
Catellus Residential Ocean Ridge, Inc.	DE
Catellus Residential Ridgemoor Homes, Inc.	CA
Catellus Residential Ridgemoor, Inc.	CA
CRG/CDI Oxnard, LLC	DE
Cuatro Catellus, L.P.	CA

Name of Subsidiary or Affiliate & Ownership	Jurisdiction of Entity
Folsom Parkway, LLC	DE
Parkway Company, LLC	DE
Hercules Victoria, LLC	DE
Hercules, LLC	CA
New Shrine Holdings, LLC	DE
SPNS Golden Gate, LLC (f/k/a Riding-Catellus Golden Gate, LLC)	DE
Serrano Associates, LLC	DE
Serrano Constructors, LP	CA
Talega Associates, LLC	DE
Talega Village, LLC	DE
Vista Range, LLC	DE
Catellus Union Station, Inc.	DE
Union Station Partners	CA
Catellus Urban Construction, Inc. (f/k/a Mixed Use Construction Inc, f/k/a Westada Corporation)	DE
Catellus Urban Development Corporation (f/k/a Gillman Property Corporation)	DE
Catellus West, LLC	DE
CCG Ontario Operations, LLC	DE
CDC Fort Worth, LLC	DE
Catellus Fort Worth, L.P.	DE
Colorado International Center, LLC	CO
Harbor Drive New Orleans, LLC	DE
International Rivercenter Lessee, L.L.C.	LA
Harbor Drive San Diego, LLC	DE
PMIC Operations, LLC	DE
Mission Bay N2 Parcel 1, LLC	DE
Mission Bay N3a Parcel 2, LLC	DE
Mission Bay S26(a), LLC	DE
SAMS Venture, LLC	DE
Third and King Investors, LLC	DE
Union Station Gateway, Inc.	CA
Union Station Venture One Corporation	DE